EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1995 Long-Term Incentive and Share Award Plan, as amended, and 1997 Long-Term Incentive and Share Award Plan for Employees of ANADIGICS, Inc. of our report dated January 30, 1997, with respect to the financial statements and schedule of ANADIGICS, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.




                                                       ERNST & YOUNG LLP




Princeton, New Jersey
July 31, 1997